Exhibit 99.2

TENTH AMENDMENT AND WAIVER
TO LOAN AGREEMENT

This Tenth Amendment and Waiver to Loan Agreement is entered into as of November 1, 2007 (the “Amendment”) by and between COMERICA BANK (“Bank”) and CLARIENT, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan Agreement dated as of February 13, 2003, as amended, including, without limitation, by that certain First Amendment to Loan Agreement dated as of October 21, 2003, that certain Second Amendment to Loan Agreement dated as of January 22, 2004, that certain Third Amendment to Loan Agreement dated as of January 31, 2005, that certain Fourth Amendment to Loan Agreement dated as of March 11, 2005, that certain Consent and Waiver dated as of July 13, 2005, that certain letter agreement dated as of January 26, 2006, that certain Waiver and Fifth Amendment to Loan Agreement dated as of August 1, 2006, that certain Sixth Amendment to Loan Agreement dated as of February 28, 2006, that certain Seventh Amendment to Loan Agreement dated as of January 17, 2007, that certain Waiver and Eighth Amendment to Loan Agreement dated as of February 28, 2007, and that certain Ninth Amendment to Loan Agreement dated as of March 15, 2007 (collectively, the “Agreement”).  The parties desire to further amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             Bank hereby waives Borrower’s failure to comply with Section 6.8 (Net Worth covenant) of the Agreement for the period from August 1, 2007 through October 30, 2007.  Bank does not waive Borrower’s obligations under such Section for any period after October 30, 2007, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.  This waiver is not a continuing waiver with respect to any failure to perform any Obligation after October 30, 2007.

2.             Section 6.8 of the Agreement is amended to read as follows, effective October 30, 2007:

                6.8  Net Worth.  Borrower shall maintain, at all times during the following periods, a minimum Net Worth, as follows:

Period	Minimum Net Worth

Three months ending 12/31/07	$(2,800,000)
Three months ending 03/31/08	$(5,300,000)
Three months ending 06/30/08	$(6,740,000)
Three months ending 09/30/08 and thereafter	$(7,500,000)

3.             Exhibit C to the Agreement is replaced with Exhibit C attached hereto.

4.             Unless otherwise defined, all initially capitalized terms in this Amendment shall have the respective meanings set forth in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

5.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           an amount equal to all Bank Expenses incurred through the date of this Amendment;

(c)           an Affirmation of Guaranty, duly executed by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.;

(d)           an amendment and wavier with respect to the GECC credit facility; and

(e)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CLARIENT, INC.

By:	/s/ James Agnello

Title:	Senior Vice President and
Chief Financial Officer

COMERICA BANK

By:	/s/ Peter Bendoris

Title:	Vice President — Technology
and Life Sciences Division

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:                                                                            COMERICA BANK

FROM:                                                         CLARIENT, INC.

The undersigned authorized officer of CLARIENT, INC. hereby certifies that in accordance with the terms and conditions of the Loan Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
Total amount of Borrower’s cash and investments	Amount: $	Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	Yes	No

Financial Covenant	Required	Actual	Complies

Measured on a Monthly Basis:
Minimum Net Worth	*	$	Yes	No

* See Agreement.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE